UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2010

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on July 29, 2010, we entered into a Contribution Agreement (the “Agreement”) with Amper, S.A. (“Amper”). Pursuant to the Agreement, Amper will acquire 165,705,913 shares of newly issued common stock of eLandia in exchange for Amper’s contribution of approximately 90% of the outstanding capital stock of Hemisferio Norte, S.A. (“Hemisferio”) to eLandia. Hemisferio has one wholly-owned direct subsidiary, Hemisferio Sul Participaçoes Ltda. (“Hemisferio Sul”), and two indirect subsidiaries, Medidata Informática, S.A. (“Medidata”) and XC Comercial e Exportadora Ltda. (“XC”). Hemisferio Sul owns 88.96% of Medidata, and Medidata owns 100% of XC. The shares of our common stock being issued to Amper pursuant to this Agreement will represent approximately 85% of our issued and outstanding shares of common stock following the closing of the transactions contemplated thereby.

On July 30, 2010, Amper presented certain slides and additional financial information (the “Presentation”) to analysts invited by Amper at its corporate headquarters located in Madrid, Spain. The Presentation was made by Amper in Spanish and our chief executive officer attended the Presentation via telephone conference. Although eLandia was not involved with the initial preparation or final approval of the Presentation, eLandia is aware that certain of the information contained in the Presentation related to certain nonpublic information regarding eLandia. Accordingly, eLandia is furnishing a copy of the Presentation, which has been translated into English, pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K, which Exhibit is incorporated by reference in this Item 7.01. This Current Report on Form 8-K is being furnished solely with respect to information regarding the Company which is contained in the Presentation and we do not assume any responsibility with respect to information regarding Amper or Medidata or any statements made by Amper management. Notwithstanding the generality of the foregoing, we specifically do not assume any responsibility for any financial information of Amper or Medidata included in the Presentation which may not be in compliance with U.S. GAAP.

The information in this report, including information regarding the Company contained in the Presentation, is being furnished pursuant to Item 7.01 Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Statements expressed in the Presentation regarding eLandia contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenue, cost-savings, expenses, or other financial items; statements of plans, strategies, and objectives for future operations, and expectations as to future performance and operations of the combined companies and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. These statements relate to expectations concerning matters that are not historical fact. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project, “ “estimate”, and “conditional verbs such as “may,” “could,” and “would,” and other similar expressions. All statements other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Such forward-looking statements reflect current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by our management, and such statements involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include the satisfaction of closing conditions for the transaction, including obtaining regulatory approvals; the possibility that the transaction will not be completed; the ability to successfully integrate the operations of the combined companies; general industry conditions and competition; and business and economic conditions. More information about potential risk, uncertainties and other are included in eLandia’s filings with the U.S. Securities and Exchange Commission. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of our management as of the date of the Presentation. We do not undertake or assume any obligation to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amper S.A. presentation materials (English translation), July 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: August 2, 2010	By:	/s/ HARLEY L. ROLLINS
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Amper S.A. presentation materials (English translation), July 30, 2010.

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